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                                            LOGO


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                                            TANNER+Co.

                                            CERTIFIED PUBLIC ACCOUNTANTS
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                                            675 East 500 South, Suite 640
                                            Salt Lake City, Utah 84102
                                            Telephone (801) 532-7444
                                            Fax (801) 532-4911

                                            A PROFESSIONAL CORPORATION


                      CONSENT AND REPORT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANT

   We hereby consent to the use in this Registration Statement of our report dated August 1, 1996, except for notes 2 and 3, which are dated October 14, 1996 and notes 1, 4, 5 and 7, which are dated February 4, 1997 relating to the financial statements of Commodore Separation Technologies, Inc. (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.

                                          TANNER + CO.
Salt Lake City, Utah
March 12, 1997